Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Reports First Quarter 2021 Results;

Updates Full Year 2021 Outlook; and Declares Quarterly Cash Dividend

Boca Raton, Florida, April 26, 2021 (BUSINESS NEWSWIRE) — SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) today reported results for the quarter ended March 31, 2021.

Highlights of the first quarter include:

•	Net loss of $11.7 million or $(0.11) per share including a $57.0 million loss, net of taxes, on currency-related remeasurement of intercompany loans

•	AFFO per share growth of 16.2% over the year earlier period on a constant currency basis

•	Signed a new global leasing agreement with Verizon subsequent to quarter end

•	Repurchased 0.7 million shares at an average price per share of $258.33

In addition, the Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.58 per share of the Company’s Class A Common Stock. The distribution is payable June 15, 2021 to the shareholders of record at the close of business on May 20, 2021.

“We had a strong start to 2021,” commented Jeffrey A. Stoops, President and Chief Executive Officer. “We produced very solid year-over-year growth in AFFO per share while operationally executing at a very high level. We had several notable accomplishments since the start of the year, including the closing of our exciting PG&E acquisition, the completion of the lowest cost unsecured senior notes offering in our history, and the execution of new master agreements with both Verizon Wireless and Dish. Our new agreement with Verizon cements SBA as a key partner to Verizon in the deployment of their new C-Band spectrum for the build out of their nationwide 5G network, while also extending the committed terms under SBA’s existing Verizon lease agreements. With the completion of the C-Band spectrum auction during the first quarter and the stated network plans of our largest customers, we had a very strong first quarter in our services business, while seeing substantial growth in our backlog of both services business and new lease and amendment applications. This increasing activity level has allowed us to increase our 2021 full year services outlook and gives us tremendous confidence in increased organic leasing growth over the next couple of years. We believe the future is very bright, and we are excited to support our customers in the advancement of wireless networks across all of our markets. The favorable operational environment, low cost of capital and opportunistic allocation of capital into both quality new assets and stock repurchases, should allow us to continue to produce material growth in AFFO per share and total shareholder return.”

Operating Results

The table below details select financial results for the three months ended March 31, 2021 and comparisons to the prior year period.

	Q1 2021	Q1 2020	$ Change	% Change	% Change excluding FX (1)
Consolidated	($ in millions, except per share amounts)
Site leasing revenue	$505.1	$492.3	$12.8	2.6%	5.1%
Site development revenue	43.6	24.7	18.9	76.6%	76.6%
Tower cash flow (1)	411.8	398.1	13.7	3.5%	5.6%
Net loss	(11.7)	(127.1)	115.4	90.8%	80.4%
Earnings per share - diluted	(0.11)	(1.14)	1.03	90.4%	86.4%
Adjusted EBITDA (1)	390.1	369.9	20.2	5.4%	7.6%
AFFO (1)	286.3	259.9	26.4	10.2%	13.3%
AFFO per share (1)	2.58	2.28	0.30	13.2%	16.2%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

Total revenues in the first quarter of 2021 were $548.7 million compared to $517.0 million in the year earlier period, an increase of 6.1%. Site leasing revenue in the quarter of $505.1 million was comprised of domestic site leasing revenue of $403.6 million and international site leasing revenue of $101.5 million. Domestic cash site leasing revenue was $402.2 million in the first quarter of 2021 compared to $383.9 million in the year earlier period, an increase of 4.8%. International cash site leasing revenue was $102.3 million in the first quarter of 2021 compared to $106.1 million in the year earlier period, a decrease of 3.6%, or an increase of 8.4% on a constant currency basis. Site development revenues were $43.6 million in the first quarter of 2021 compared to $24.7 million in the year earlier period, an increase of 76.6%.

Site leasing operating profit was $409.7 million, an increase of 3.3% over the year earlier period. Site leasing contributed 97.8% of the Company’s total operating profit in the first quarter of 2021. Domestic site leasing segment operating profit was $338.5 million, an increase of 5.0% over the year earlier period. International site leasing segment operating profit was $71.3 million, a decrease of 3.8% from the year earlier period.

Tower Cash Flow of $411.8 million for the first quarter of 2021 was comprised of Domestic Tower Cash Flow of $339.3 million and International Tower Cash Flow of $72.5 million. Domestic Tower Cash Flow for the quarter increased 4.9% over the prior year period and International Tower Cash Flow decreased 3.0% from the prior year period, or increased 8.3% on a constant currency basis. Tower Cash Flow Margin was 81.6% for the first quarter of 2021, as compared to 81.2% for the year earlier period.

Net loss for the first quarter of 2021 was $11.7 million, or $(0.11) per share, and included a $57.0 million loss, net of taxes, on the currency-related remeasurement of U.S. dollar denominated intercompany loans with foreign subsidiaries. Net loss for the first quarter of 2020 was $127.1 million, or $(1.14) per share, and included a $152.8 million loss, net of taxes, on the currency-related remeasurement of U.S. dollar denominated intercompany loans with foreign subsidiaries.

Adjusted EBITDA for the quarter was $390.1 million, a 5.4% increase over the prior year period. Adjusted EBITDA Margin was 71.2% in the first quarter of 2021 and compared to 71.9% in the first quarter of 2020.

Net Cash Interest Expense was $89.5 million in the first quarter of 2021 compared to $95.0 million in the first quarter of 2020, a decrease of 5.8%.

AFFO for the quarter was $286.3 million, a 10.2% increase over the prior year period. AFFO per share for the first quarter of 2021 was $2.58, a 13.2% increase over the prior year period, and 16.2% on a constant currency basis.

Investing Activities

During the first quarter of 2021, SBA acquired 731 communication sites, including wireless tenant licenses on 697 utility transmission structures from the previously announced PG&E transaction, for total cash consideration of $975.5 million. SBA also built 62 towers during the first quarter of 2021. As of March 31, 2021, SBA owned or operated 33,711 communication sites, 17,259 of which are located in the United States and its territories, and 16,452 of which are located internationally. In addition, the Company spent $6.5 million to purchase land and easements and to extend lease terms. Total cash capital expenditures for the first quarter of 2021 were $1.1 billion, consisting of $8.2 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $1.1 billion of discretionary cash capital expenditures (new tower builds, tower augmentations, acquisitions, and purchasing land and easements).

Subsequent to the first quarter of 2021, the Company has purchased or agreed to purchase 413 communication sites for an aggregate consideration of $110.2 million in cash. The Company anticipates that the majority of these acquisitions will be consummated by the end of the third quarter of 2021.

Financing Activities and Liquidity

SBA ended the first quarter of 2021 with $12.1 billion of total debt, $8.0 billion of total secured debt, $240.2 million of cash and cash equivalents, short-term restricted cash, and short-term investments, and $11.9 billion of Net Debt. SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios were 7.6x and 5.0x, respectively.

On January 29, 2021, the Company issued $1.5 billion of unsecured senior notes due February 1, 2029 (the “2021 Senior Notes”). The 2021 Senior Notes accrue interest at a rate of 3.125% per annum. Interest on the 2021 Senior Notes is due semi-annually on February 1 and August 1 of each year, beginning on August 1, 2021. Net proceeds from this offering were used to fully redeem all of the 4.000% Senior Notes (the “2017 Notes”) and to pay all premiums and costs associated with such redemption, repay the amounts outstanding under the Revolving Credit Facility, and for general corporate purposes.

As of the date of this press release, the Company had $530.0 million outstanding under the $1.25 billion Revolving Credit Facility.

During the first quarter of 2021, the Company repurchased 0.7 million shares of its Class A common stock for $168.9 million at an average price per share of $258.33 under its $1.0 billion stock repurchase plan. Shares repurchased were retired. As of the date of this filing, the Company has $475.1 million of authorization remaining under the plan.

In the first quarter of 2021, the Company declared and paid a cash dividend of $63.4 million.

Outlook

The Company is updating its full year 2021 Outlook for anticipated results. The Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s full year 2021 Outlook reflects the previously announced impact of the Verizon agreement and assumes the acquisitions of only those communication sites under contract and anticipated to close at the time of this press release. The Company may spend additional capital in 2021 on acquiring revenue producing assets not yet identified or under contract, the impact of which is not reflected in the 2021 guidance. The Outlook also does not contemplate any additional repurchases of the Company’s stock during 2021, although the Company may ultimately spend capital to repurchase some of its stock during the year.

The Company’s Outlook assumes an average foreign currency exchange rate of 5.60 Brazilian Reais to 1.0 U.S. Dollar, 1.25 Canadian Dollars to 1.0 U.S. Dollar, and 14.90 South African Rand to 1.0 U.S. Dollar throughout the last three quarters of 2021.

(in millions, except per share amounts)	Full Year 2021			Change from February 22, 2021 Outlook (7)
Site leasing revenue (1)	$2,065.0	to	$2,085.0	$33.0
Site development revenue	$155.0	to	$175.0	$15.0
Total revenues	$2,220.0	to	$2,260.0	$48.0
Tower Cash Flow (2)	$1,667.0	to	$1,687.0	$3.0
Adjusted EBITDA (2)	$1,573.0	to	$1,593.0	$11.0
Net cash interest expense (3)	$358.0	to	$368.0	$—
Non-discretionary cash capital expenditures (4)	$36.0	to	$46.0	$(1.0)
AFFO (2)	$1,131.0	to	$1,177.0	$14.0
AFFO per share (2) (5)	$10.15	to	$10.57	$0.155
Discretionary cash capital expenditures (6)	$1,225.0	to	$1,245.0	$25.0

(1)	The Company’s Outlook for site leasing revenue includes revenue associated with pass through reimbursable expenses.
(2)	See the reconciliation of this non-GAAP financial measure presented below under “Non-GAAP Financial Measures.”
(3)	Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include amortization of deferred financing fees or non-cash interest expense.
(4)	Consists of tower maintenance and general corporate capital expenditures.
(5)

Outlook for AFFO per share is calculated by dividing the Company’s outlook for AFFO by an assumed weighted average number of diluted common shares of 111.4 million. Our Outlook does not include the impact of any potential future repurchases of the Company’s stock during 2021.

(6)

Consists of new tower builds, tower augmentations, communication site acquisitions and ground lease purchases. Does not include expenditures for acquisitions of revenue producing assets not under contract at the date of this press release. Amount excludes $77.1 million of cash capital expenditures for acquisitions completed during the fourth quarter of 2020 which were not funded until the first quarter of 2021.

(7)	Changes from prior outlook are measured based on the midpoint of outlook ranges provided.

Conference Call Information

SBA Communications Corporation will host a conference call on Monday, April 26, 2021 at 5:00 PM (EDT) to discuss the quarterly results. The call may be accessed as follows:

When:	Monday, April 26, 2021 at 5:00 PM (EDT), please dial-in by 4:45 PM
Dial-in Number:	(877) 692-8955
Access Code:	5907785
Conference Name:	SBA First quarter 2021 results
Replay Available:	April 26, 2021 at 11:00 PM to May 10, 2021 at 12:00 AM (TZ: Eastern)
Replay Number:	(866) 207-1041 – Access Code: 6037760
Internet Access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release and our earnings call include forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) customer activity and demand for the Company’s wireless communications infrastructure during 2021 and thereafter, (ii) the Company’s role in the continued advancement of wireless networks; (iii) the Company’s future capital allocation, including with respect to stock repurchases, acquisition of new assets and its availability of capital for additional investment; (iv) the Company’s financial and operational performance in 2021, including the Company’s revised financial and operational guidance, the assumptions and drivers contributing to its full year guidance, and the ability to deliver material growth in total shareholder return, (v) the timing of closing for currently pending acquisitions, and (vi) foreign exchange rates and their impact on the Company’s financial and operational guidance.

The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business as well as other important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures; (2) the Company’s ability to identify and acquire sites at prices and upon terms that will provide accretive portfolio growth; (3) the Company’s ability to accurately identify and manage any risks associated with its acquired sites, to effectively integrate such sites into its business and to achieve the anticipated financial results; (4) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates, including its ability to realize anticipated benefits under the new Verizon agreement; (5) the impact of continued consolidation among wireless service providers in the U.S. and internationally, including the impact of the completed T-Mobile and Sprint merger, on the Company’s leasing revenue; (6) the Company’s ability to successfully manage the risks associated with international operations, including risks associated with foreign currency exchange rates; (7) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (8) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for its business while seeking to attain its investment goals; (9) the Company’s ability to acquire land underneath towers on terms that are accretive; (10) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular in the United States, Brazil, South Africa and in other international markets; (11) the ability of Dish to become and compete as a nationwide carrier; (12) the Company’s ability to obtain future financing at commercially reasonable rates or at all; (13) the ability of the Company to achieve its long-term stock repurchases strategy, which will depend, among other things, on the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions; (14) the Company’s ability to achieve the new builds targets included in its anticipated annual portfolio growth goals, which will depend, among other things, on obtaining zoning and regulatory approvals, weather, availability of labor and supplies and other factors beyond the Company’s control that could affect the Company’s ability to build additional towers in 2021; (15) the extent and duration of the impact of the COVID-19 crisis on the global economy, on the Company’s business and results of operations, and on foreign currency exchange rates; and (16) the Company’s ability to meet its total portfolio growth, which will depend, in addition to the new build risks, on the availability of sufficient towers for sale to meet our targets, competition from third parties for such acquisitions and our ability to negotiate the terms of, and acquire, these potential tower portfolios on terms that meet our internal return criteria. With respect to its expectations regarding the ability to close pending acquisitions, these factors also include satisfactorily completing due diligence, the amount and quality of due diligence that the Company is able to complete prior to closing of any acquisition and its ability to accurately anticipate the future performance of the acquired towers, the ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations and the availability of cash on hand or borrowing capacity under the Revolving Credit Facility to fund the consideration. With respect to the repurchases under the Company’s stock repurchase program, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes. Furthermore, the Company’s forward-looking statements and its 2021 outlook assumes that the Company continues to qualify for treatment as a REIT for U.S. federal income tax purposes and that the Company’s business is currently operated in a manner that complies with the REIT rules and that it will be able to continue to comply with and conduct its business in accordance with such rules. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on February 25, 2021.

This press release contains non-GAAP financial measures. Reconciliation of each of these non-GAAP financial measures and the other Regulation G information is presented below under “Non-GAAP Financial Measures.”

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North, Central, and South America and South Africa. By “Building Better Wireless,” SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant communication sites to a variety of wireless service providers under long-term lease contracts. For more information please visit: www.sbasite.com.

Contacts

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited) (in thousands, except per share amounts)

	For the three months
	ended March 31,
	2021	2020
Revenues:
Site leasing	$505,103	$492,356
Site development	43,636	24,711

Total revenues	548,739	517,067

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion, and amortization shown below):
Cost of site leasing	95,368	95,799
Cost of site development	34,406	19,715
Selling, general, and administrative expenses (1)	51,601	49,617
Acquisition and new business initiatives related adjustments and expenses	5,001	3,799
Asset impairment and decommission costs	4,903	14,355
Depreciation, accretion, and amortization	183,881	182,579

Total operating expenses	375,160	365,864

Operating income	173,579	151,203

Other income (expense):
Interest income	632	885
Interest expense	(90,095)	(95,851)
Non-cash interest expense	(11,804)	(2,406)
Amortization of deferred financing fees	(4,891)	(5,139)
Loss from extinguishment of debt, net	(11,652)	(16,864)
Other expense, net	(88,436)	(226,299)

Total other expense, net	(206,246)	(345,674)

Loss before income taxes	(32,667)	(194,471)
Benefit for income taxes	20,922	66,538

Net loss	(11,745)	(127,933)
Net loss attributable to noncontrolling interests	—	875

Net loss attributable to SBA Communications
Corporation	$(11,745)	$(127,058)

Net loss per common share attributable to SBA
Communications Corporation:
Basic	$(0.11)	$(1.14)

Diluted	$(0.11)	$(1.14)

Weighted average number of common shares
Basic	109,469	111,908

Diluted	109,469	111,908

(1)	Includes non-cash compensation of $19,584 and $15,553 for the three months ended March 31, 2021 and 2020, respectively.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	March 31,	December 31,
	2021	2020
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$176,622	$308,560
Restricted cash	62,926	31,671
Accounts receivable, net	86,165	74,088
Costs and estimated earnings in excess of billings on uncompleted contracts	38,574	34,796
Prepaid expenses and other current assets	25,640	23,875

Total current assets	389,927	472,990
Property and equipment, net	2,608,526	2,677,326
Intangible assets, net	2,984,098	3,156,150
Operating lease right-of-use assets, net	2,303,070	2,369,358
PG&E and other right-of-use assets, net	956,945	4,202
Other assets	520,894	477,992

Total assets	$9,763,460	$9,158,018

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$33,610	$109,969
Accrued expenses	57,218	63,031
Current maturities of long-term debt	24,000	24,000
Deferred revenue	174,351	113,117
Accrued interest	27,003	54,350
Current lease liabilities	231,952	236,037
Other current liabilities	12,630	14,297

Total current liabilities	560,764	614,801
Long-term liabilities:
Long-term debt, net	12,019,757	11,071,796
Long-term lease liabilities	2,035,371	2,094,363
Other long-term liabilities	179,068	186,246

Total long-term liabilities	14,234,196	13,352,405
Redeemable noncontrolling interests	13,677	15,194
Shareholders’ deficit:
Preferred stock - par value $0.01, 30,000 shares authorized, no shares issued or outstanding	—	—
Common stock - Class A, par value $0.01, 400,000 shares authorized, 109,331 shares and 109,819 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1,093	1,098
Additional paid-in capital	2,610,472	2,586,130
Accumulated deficit	(6,848,313)	(6,604,028)
Accumulated other comprehensive loss, net	(808,429)	(807,582)

Total shareholders’ deficit	(5,045,177)	(4,824,382)

Total liabilities, redeemable noncontrolling interests, and shareholders’ deficit	$9,763,460	$9,158,018

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited) (in thousands)

	For the three months
	ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,745)	$(127,933)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, accretion, and amortization	183,881	182,579
Loss on remeasurement of U.S. dollar denominated intercompany loans	86,251	230,132
Non-cash compensation expense	20,422	16,278
Non-cash asset impairment and decommission costs	4,791	13,997
Loss from extinguishment of debt	10,652	16,864
Deferred income tax benefit	(26,837)	(72,204)
Other non-cash items reflected in the Statements of Operations	17,413	1,402
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts, net	(4,523)	19,712
Prepaid expenses and other assets	3,517	(1,643)
Operating lease right-of-use assets, net	29,865	30,181
Accounts payable and accrued expenses	(4,667)	(4,725)
Accrued interest	(27,347)	(18,197)
Long-term lease liabilities	(26,393)	(24,712)
Other liabilities	30,237	16,011

Net cash provided by operating activities	285,517	277,742

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions	(1,052,676)	(89,531)
Capital expenditures	(24,536)	(39,291)
Other investing activities	628	(3,190)

Net cash used in investing activities	(1,076,584)	(132,012)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under Revolving Credit Facility	210,000	(5,000)
Proceeds from issuance of Senior Notes, net of fees	1,485,670	988,516
Repayment of Senior Notes	(757,500)	(759,143)
Repurchase and retirement of common stock	(168,923)	(203,330)
Payment of dividends on common stock	(63,412)	(52,201)
Other financing activities	(4,492)	(12,177)

Net cash provided by (used in) financing activities	701,343	(43,335)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(10,899)	(13,900)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(100,623)	88,495
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Beginning of period	342,808	141,120

End of period	$242,185	$229,615

Selected Capital Expenditure Detail

	For the three months ended March 31,
	2021	2020
	(in thousands)
Construction and related costs on new builds	$8,823	$17,031
Augmentation and tower upgrades	7,560	13,031
Non-discretionary capital expenditures:
Tower maintenance	7,313	8,194
General corporate	840	1,035

Total non-discretionary capital expenditures	8,153	9,229

Total capital expenditures	$24,536	$39,291

Communication Site Portfolio Summary

	Domestic	International	Total
Sites owned at December 31, 2020	16,546	16,377	32,923
Sites acquired during the first quarter	712	19	731
Sites built during the first quarter	2	60	62
Sites decommissioned/reclassified during the first quarter	(1)	(4)	(5)

Sites owned at March 31, 2021	17,259	16,452	33,711

Segment Operating Profit and Segment Operating Profit Margin

Domestic site leasing and International site leasing are the two segments within our site leasing business. Segment operating profit is a key business metric and one of our two measures of segment profitability. The calculation of Segment operating profit for each of our segments is set forth below.

	Domestic Site Leasing		Int’l Site Leasing		Site Development
	For the three months		For the three months		For the three months
	ended March 31,		ended March 31,		ended March 31,
	2021	2020	2021	2020	2021	2020
	(in thousands)
Segment revenue	$403,579	$386,345	$101,524	$106,011	$43,636	$24,711
Segment cost of revenues (excluding depreciation, accretion, and amort.)	(65,120)	(63,905)	(30,248)	(31,894)	(34,406)	(19,715)

Segment operating profit	$338,459	$322,440	$71,276	$74,117	$9,230	$4,996

Segment operating profit margin	83.9%	83.5%	70.2%	69.9%	21.2%	20.2%

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures including (i) Cash Site Leasing Revenue; (ii) Tower Cash Flow and Tower Cash Flow Margin; (iii) Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin; (iv) Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”); (v) Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share; and (vi) certain financial metrics after eliminating the impact of changes in foreign currency exchange rates (collectively, our “Constant Currency Measures”).

We have included these non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition.

Specifically, we believe that:

(1)    Cash Site Leasing Revenue and Tower Cash Flow are useful indicators of the performance of our site leasing operations;

(2)     Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance;

(3)    FFO, AFFO and AFFO per share, which are metrics used by our public company peers in the communication site industry, provide investors useful indicators of the financial performance of our business and permit investors an additional tool to evaluate the performance of our business against those of our two principal competitors. FFO, AFFO, and AFFO per share are also used to address questions we receive from analysts and investors who routinely assess our operating performance on the basis of these performance measures, which are considered industry standards. We believe that FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs). We believe that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt) and (2) sustaining capital expenditures and exclude the impact of (1) our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods and the non-cash portion of our reported tax provision. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. We only use AFFO as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment. We believe our definition of FFO is consistent with how that term is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and that our definition and use of AFFO and AFFO per share is consistent with those reported by the other communication site companies;

(4)    Our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity and, to the extent that such measures are calculated on Net Debt are net of our cash and cash equivalents, short-term restricted cash, and short-term investments; and

(5)     Our Constant Currency Measures provide management and investors the ability to evaluate the performance of the business without the impact of foreign currency exchange rate fluctuations.

In addition, Tower Cash Flow, Adjusted EBITDA, and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our Senior Credit Agreement and indentures relating to our 2016 Senior Notes, 2020 Senior Notes, and 2021 Senior Notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

Financial Metrics after Eliminating the Impact of Changes In Foreign Currency Exchange Rates

We eliminate the impact of changes in foreign currency exchange rates for each of the financial metrics listed in the table below by dividing the current period’s financial results by the average monthly exchange rates of the prior year period, and by eliminating the impact of the remeasurement of our intercompany loans. The table below provides the reconciliation of the reported growth rate year-over-year of each of such measures to the growth rate after eliminating the impact of changes in foreign currency exchange rates to such measure.

	First quarter 2021 year over year growth rate	Foreign currency impact	Growth excluding foreign currency impact
Total site leasing revenue	2.6%	(2.5%)	5.1%
Total cash site leasing revenue	3.0%	(2.5%)	5.5%
Int’l cash site leasing revenue	(3.6%)	(12.0%)	8.4%
Total site leasing segment operating profit	3.3%	(2.1%)	5.4%
Int’l site leasing segment operating profit	(3.8%)	(11.2%)	7.4%
Total site leasing tower cash flow	3.5%	(2.1%)	5.6%
Int’l site leasing tower cash flow	(3.0%)	(11.3%)	8.3%
Net loss	90.8%	10.4%	80.4%
Earnings per share - diluted	90.4%	4.0%	86.4%
Adjusted EBITDA	5.4%	(2.2%)	7.6%
AFFO	10.2%	(3.1%)	13.3%
AFFO per share	13.2%	(3.0%)	16.2%

Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin

The table below sets forth the reconciliation of Cash Site Leasing Revenue and Tower Cash Flow to their most comparable GAAP measurement and Tower Cash Flow Margin, which is calculated by dividing Tower Cash Flow by Cash Site Leasing Revenue.

	Domestic Site Leasing		Int’l Site Leasing		Total Site Leasing
	For the three months ended March 31,		For the three months ended March 31,		For the three months ended March 31,
	2021	2020	2021	2020	2021	2020
	(in thousands)
Site leasing revenue	$403,579	$386,345	$101,524	$106,011	$505,103	$492,356
Non-cash straight-line leasing revenue	(1,330)	(2,406)	754	65	(576)	(2,341)

Cash site leasing revenue	402,249	383,939	102,278	106,076	504,527	490,015
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(65,120)	(63,905)	(30,248)	(31,894)	(95,368)	(95,799)
Non-cash straight-line ground lease expense	2,214	3,353	427	495	2,641	3,848

Tower Cash Flow	$339,343	$323,387	$72,457	$74,677	$411,800	$398,064

Tower Cash Flow Margin	84.4%	84.2%	70.8%	70.4%	81.6%	81.2%

Forecasted Tower Cash Flow for Full Year 2021

The table below sets forth the reconciliation of forecasted Tower Cash Flow set forth in the Outlook section to its most comparable GAAP measurement for the full year 2021:

	Full Year 2021
	(in millions)
Site leasing revenue	$2,065.0	to	$2,085.0
Non-cash straight-line leasing revenue	(28.0)	to	(23.0)

Cash site leasing revenue	2,037.0	to	2,062.0
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(375.5)	to	(385.5)
Non-cash straight-line ground lease expense	5.5	to	10.5

Tower Cash Flow	$1,667.0	to	$1,687.0

Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement.

	For the three months ended March 31,
	2021	2020
	(in thousands)
Net loss	$(11,745)	$(127,933)
Non-cash straight-line leasing revenue	(576)	(2,341)
Non-cash straight-line ground lease expense	2,641	3,848
Non-cash compensation	20,422	16,278
Loss from extinguishment of debt, net	11,652	16,864
Other expense, net	88,436	226,299
Acquisition and new business initiatives related adjustments and expenses	5,001	3,799
Asset impairment and decommission costs	4,903	14,355
Interest income	(632)	(885)
Total interest expense (1)	106,790	103,396
Depreciation, accretion, and amortization	183,881	182,579
Benefit for taxes (2)	(20,702)	(66,311)

Adjusted EBITDA	$390,071	$369,948

Annualized Adjusted EBITDA (3)	$1,560,284	$1,479,792

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)

For the three months ended March 31, 2021 and 2020, these amounts included $220 and $227, respectively, of franchise and gross receipts taxes reflected in the Statements of Operations in selling, general and administrative expenses.

(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months ended March 31,
	2021	2020
	(in thousands)
Total revenues	$548,739	$517,067
Non-cash straight-line leasing revenue	(576)	(2,341)

Total revenues minus non-cash straight-line leasing revenue	$548,163	$514,726

Adjusted EBITDA	$390,071	$369,948

Adjusted EBITDA Margin	71.2%	71.9%

Forecasted Adjusted EBITDA for Full Year 2021

The table below sets forth the reconciliation of the forecasted Adjusted EBITDA set forth in the Outlook section to its most comparable GAAP measurement for the full year 2021:

	Full Year 2021
	(in millions)
Net income	$214.5	to	$262.5
Non-cash straight-line leasing revenue	(28.0)	to	(23.0)
Non-cash straight-line ground lease expense	5.5	to	10.5
Non-cash compensation	76.0	to	71.0
Loss from extinguishment of debt, net	11.0	to	12.0
Other expense, net	95.0	to	95.0
Acquisition and new business initiatives related adjustments and expenses	21.0	to	17.0
Asset impairment and decommission costs	26.5	to	21.5
Interest income	(3.0)	to	—
Total interest expense (1)	430.0	to	418.0
Depreciation, accretion, and amortization	723.5	to	713.5
Provision (benefit) for taxes (2)	1.0	to	(5.0)

Adjusted EBITDA	$1,573.0	to	$1,593.0

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes projections for franchise taxes and gross receipts taxes which will be reflected in the Statement of Operations in Selling, general, and administrative expenses.

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

The table below sets forth the reconciliations of FFO and AFFO to their most comparable GAAP measurement.

	For the three months ended March 31,
(in thousands, except per share amounts)	2021	2020
Net loss	$(11,745)	$(127,933)
Real estate related depreciation, amortization, and accretion	182,886	181,431
Asset impairment and decommission costs	4,903	14,355

FFO	$176,044	$67,853
Adjustments to FFO:
Non-cash straight-line leasing revenue	(576)	(2,341)
Non-cash straight-line ground lease expense	2,641	3,848
Non-cash compensation	20,422	16,278
Adjustment for non-cash portion of tax benefit	(26,837)	(72,204)
Non-real estate related depreciation, amortization, and accretion	995	1,148
Amortization of deferred financing costs and debt discounts and non-cash interest expense	16,695	7,545
Loss from extinguishment of debt, net	11,652	16,864
Other expense, net	88,436	226,299
Acquisition and new business initiatives related adjustments and expenses	5,001	3,799
Non-discretionary cash capital expenditures	(8,153)	(9,229)

AFFO	$286,320	$259,860

Weighted average number of common shares (1)	111,118	113,993

AFFO per share	$2.58	$2.28

(1)	For purposes of the AFFO per share calculation, the basic weighted average number of common shares has been adjusted to include the dilutive effect of stock options and restricted stock units.

Forecasted AFFO for the Full Year 2021

The table below sets forth the reconciliation of the forecasted AFFO and AFFO per share set forth in the Outlook section to its most comparable GAAP measurement for the full year 2021:

(in millions, except per share amounts)	Full Year 2021
Net income	$214.5	to	$262.5
Real estate related depreciation, amortization, and accretion	715.5	to	707.5
Asset impairment and decommission costs	26.5	to	21.5

FFO	$956.5	to	$991.5
Adjustments to FFO:
Non-cash straight-line leasing revenue	(28.0)	to	(23.0)
Non-cash straight-line ground lease expense	5.5	to	10.5
Non-cash compensation	76.0	to	71.0
Adjustment for non-cash portion of tax benefit	(27.0)	to	$(27.0)
Non-real estate related depreciation, amortization, and accretion	8.0	to	6.0
Amortization of deferred financing costs and debt discounts and non-cash interest expense	59.0	to	60.0
Loss from extinguishment of debt, net	11.0	to	12.0
Other expense, net	95.0	to	95.0
Acquisition and new business initiatives related adjustments and expenses	21.0	to	17.0
Non-discretionary cash capital expenditures	(46.0)	to	(36.0)

AFFO	$1,131.0	to	$1,177.0

Weighted average number of common shares (1)	111.4	to	111.4

AFFO per share	$10.15	to	$10.57

(1)	Our assumption for weighted average number of common shares does not contemplate any additional repurchases of the Company’s stock during 2021.

Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio

Net Debt is calculated using the notional principal amount of outstanding debt. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements.

The Net Debt and Leverage calculations are as follows:

March 31, 2021
(in thousands)
2013-2C Tower Securities	$575,000
2014-2C Tower Securities	620,000
2017-1C Tower Securities	760,000
2018-1C Tower Securities	640,000
2019-1C Tower Securities	1,165,000
2020-1C Tower Securities	750,000
2020-2C Tower Securities	600,000
Revolving Credit Facility	590,000
2018 Term Loan	2,334,000

Total secured debt	8,034,000
2016 Senior Notes	1,100,000
2020 Senior Notes	1,500,000
2021 Senior Notes	1,500,000

Total unsecured debt	4,100,000

Total debt	$12,134,000

Leverage Ratio
Total debt	$12,134,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(240,228)

Net debt	$11,893,772

Divided by: Annualized Adjusted EBITDA	$1,560,284

Leverage Ratio	7.6x

Secured Leverage Ratio
Total secured debt	$8,034,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(240,228)

Net Secured Debt	$7,793,772

Divided by: Annualized Adjusted EBITDA	$1,560,284

Secured Leverage Ratio	5.0x